UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 6, 2017

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2017, Wilbert van den Hoek resigned from his position as director of Cypress Semiconductor Corporation (the “Company”). At the time of his resignation, Mr. van den Hoek was a member of the Company’s Audit and Compensation Committees.

Mr. van den Hoek resigned due to a disagreement with the Company’s Board of Directors (the “Board”) regarding the Company’s entry into a cooperation and settlement agreement, dated June 30, 2017 (the “Agreement”), with T.J. Rodgers and certain entities affiliated with him, as previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2017, the Board’s decision to eliminate the Operations Committee of the Board and the Board’s handling of the proxy contest with CypressFirst. Mr. van den Hoek furnished a letter to the members of the Board concerning the circumstances surrounding his resignation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 17.1.

The Board, excluding Mr. van den Hoek, unanimously supports the Company’s entry into the Agreement, stands by its actions taken to date and disagrees with Mr. van den Hoek’s contentions. Pursuant to Item 5.02(a)(3) of Form 8-K, this Current Report on Form 8-K has been provided to Mr. van den Hoek. The Company will promptly file any letter provided by Mr. van den Hoek in relation thereto by amendment to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Letter, dated July 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 10, 2017	CYPRESS SEMICONDUCTOR CORPORATION

		By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
17.1	Letter, dated July 6, 2017.